UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2025

VERTICAL DATA INC.

(Exact name of registrant as specified in charter)

Nevada	333-284187	99-2841705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Festival Plaza Drive, Suite 300 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (888) 462-3453

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported by Vertical Data Inc., a Nevada corporation (the “Company”), in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, there was an aggregate of 41,193,052 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), outstanding as of August 27, 2025. Effective as of October 8, 2025, certain founders and other Company shareholders voluntarily surrendered an aggregate of 31,752,690 shares of Common Stock to the Company for no consideration. Consequently, as of the date hereof, the Company has outstanding an aggregate of 9,440,362 shares of Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTICAL DATA INC.

Date: October 31, 2025	By:	/s/ Deven Soni
Deven Soni, Chairman and Chief Executive Officer